UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 15, 2007

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 15, 2007, Bristol-Myers Squibb Company (the “Company”) confirmed that the Deferred Prosecution Agreement (“DPA”) entered into between the Company and the U.S. Attorney’s Office for the District of New Jersey (“USAO”) on June 15, 2005 expired June 15, 2007. The USAO has informed the Company that, as contemplated by the DPA, it will seek within ten days a dismissal with prejudice of the criminal complaint filed by the USAO relating to wholesaler inventory and various accounting matters. As required under the DPA, the Company will continue to cooperate in connection with pending matters being pursued by the USAO.

On June 14, 2007, the Company issued a press release relating to the expiration of the deferred prosecution agreement. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

      99.1    Press release of Bristol-Myers Squibb Company dated June 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: June 18, 2007	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Bristol-Myers Squibb Company dated June 14, 2007